SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 19, 2013 (March 13, 2013)

Southwest Iowa Renewable Energy, LLC
(Exact Name of registrant as specified in its charter)

IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa		51503
(Address of Principal Executive Offices)		(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 13, 2013, Southwest Iowa Renewable Energy, LLC (the “Company”) entered into a Fifth Amendment (the “Fifth Amendment”) to Steam Service Contract between the Company and MidAmerican Energy Company (the “Steam Provider”)  which Fifth Amendment has an effective date of January 1, 2013.  The Fifth Amendment makes certain changes to the calculation of the net energy rate and net energy charges payable by the Company and the application of certain rate and charge adjustments.  Except as set forth in the Fifth Amendment, all other terms of the Steam Service Contract dated January 22, 2007, as previously amended, remain in full force and effect.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Members on March 15, 2013 (the “Annual Meeting”).  At the Annual Meeting, the members voted on the following proposals which are further described in the Company’s 2013 Proxy Statement filed with the Securities and Exchange Commission on February 4, 2013 (the “2013 Proxy Statement”).

Proposal 1: The members holding Series A Units elected the following Series A Director nominee to serve on the Board of Directors until the 2017 Annual Meeting of Members or until his successor shall be elected and qualified:

Nominee	Votes For	Votes Withheld/Abstentions
Karol D. King	2,510	103

Proposal 2: The members approved, on an advisory basis, the executive compensation as described in the Company’s 2013 Proxy Statement.

Votes For	Votes Against	Abstentions
6,575	158	214

Proposal 3: The members voted, on an advisory basis, on the frequency of future advisory votes on executive compensation and the majority of votes cast approved the Board of Directors recommendation for every 3 years as the frequency for future advisory votes on executive compensation.

Votes For	Votes Against	Abstentions
6,510	203	234

Although the majority of the votes cast with respect to this proposal approved the recommendation of the Board of Directors of the Company for holding an advisory vote on executive compensation every three years, the Board of Directors is currently considering holding an advisory vote on executive compensation every year and if the Board chooses to do so, the Board will likely submit this proposal to the members again as part of the 2014 proxy statement to approve future annual advisory votes on executive compensation.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
†10.1	Fifth Amendment to Steam Service Contract between Southwest Iowa Renewable Energy, LLC and MidAmerican Energy Company.

†Material has been omitted from this exhibit pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities and Exchange Act of 1934 and such material has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

	By:	/s/ Brian T. Cahill
Date: March 19, 2013		Brian T. Cahill
General Manager, President, and CEO

Exhibit Index

Exhibit Number	Description
†10.1	Fifth Amendment to Steam Service Contract between Southwest Iowa Renewable Energy, LLC and MidAmerican Energy Company.

†Material has been omitted from this exhibit pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities and Exchange Act of 1934 and such material has been filed separately with the Securities and Exchange Commission.